Exhibit 10.2

WAIVER AND AMENDMENT NO. 1
TO FINANCING AGREEMENT

WAIVER AND AMENDMENT NO. 1 TO FINANCING AGREEMENT, dated as of [●], 2023 (this “Amendment and Waiver”), to the Financing Agreement, dated as of March 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Unique Logistics International, Inc., a Nevada corporation (the “Parent”) and each other Person that executes a joinder agreement and becomes a “Borrower” under the Financing Agreement (as defined below) (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CB Agent Services LLC, a Delaware limited liability company (“CB Agent”), as origination agent (in such capacity, together with its successors and assigns in such capacity, the “Origination Agent”), Alter Domus (US) LLC, a Delaware limited liability company (“Alter Domus”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Alter Domus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of, and waive certain Events of Default under, the Financing Agreement; and

WHEREAS, the Agents and the Lenders are willing to amend such terms and conditions of, and waive certain Events of Default under, the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments. The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Waiver and First Amendment Effective Date (as defined below) are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default (other than the Specified Events of Default (as defined below)) has occurred and is continuing as of the Waiver and First Amendment Effective Date or would result from this Amendment and Waiver becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment and Waiver, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and Waiver and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment and Waiver is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

4. Waiver.

(a) Pursuant to the request of the Loan Parties and in reliance upon the representations and warranties of the Loan Parties described herein, the Agents (acting at the direction of the Lenders) and the Lenders hereby waive:

(i) that certain Event of Default that has occurred, (i) due to the Loan Parties’ noncompliance with Section 5.02(f) of the Financing Agreement due to the Loan Parties’ failure to satisfy the conditions set forth in Section 5.02(f) of the Financing Agreement (the “DDTL Condition Default”), (ii) due to the Loan Parties’ noncompliance with Sections 5.03(a) and 8.01(b) of the Financing Agreement due to the Loan Parties’ failure to (x) deliver Control Agreements and (y) close all deposit accounts held at Chase Bank, N.A. by the deadline set forth in Sections 5.03(a) and 8.01(b) of the Financing Agreement (the “Control Agreement Default”), (iii) due to the Loan Parties’ noncompliance with Section 5.03(c) of the Financing Agreement due to the Loan Parties’ failure to deliver landlord waivers or collateral access agreements with respect to each leased location by the deadline set forth in Sections 5.03(c) (the “Landlord Waiver Default”), (iv) due to the Loan Parties’ noncompliance with Section 5.03(d) of the Financing Agreement due to the Loan Parties’ failure to deliver consents and duly executed equity pledges with respect to each of TGF Unique Limited and ULI (South China) Limited by the deadline set forth in Sections 5.03(d) (the “Equity Pledge Default”), (v) due to the Loan Parties’ noncompliance with Section 7.03(c) of the Financing Agreement for the fiscal quarter ending May 31, 2023 (the “EBITDA Leverage Default”) and (vi) due to the Loan Parties’ noncompliance with Section 15 of the Intercreditor Agreement (Seller) due to the Loan Parties’ agreeing to an extension of the maturity date of the Seller Notes without the prior consent of the Agents (the “Promissory Note Modification Default” and together with the DDTL Condition Default, Control Agreement Default, Landlord Waiver Default, Equity Pledge Default and EBITDA Leverage Default each a “Specified Event of Default” and collectively, the “Specified Events of Default”). Each Specified Event of Default constitutes an Event of Default under Section 9.01(c) or Section 9.01(d) of the Financing Agreement; and

(ii) interest at the Post-Default Rate with respect to the Specified Events of Default from the date such event occurred through the Waiver and First Amendment Effective Date.

(b) The waiver in this Section 4 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

5. Conditions to Effectiveness. This Amendment and Waiver shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents and the Lenders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Waiver and First Amendment Effective Date”):

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Waiver and First Amendment Effective Date all fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.06 or 12.04 of the Financing Agreement.

(b) Representations and Warranties. The representations and warranties contained in this Amendment and Waiver and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct on and as of the Waiver and First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date.

(c) No Default; Event of Default. No Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing on the Waiver and First Amendment Effective Date or result from this Amendment and Waiver becoming effective in accordance with its terms.

(d) Delivery of Documents. The Agents and the Lenders shall have received on or before the Waiver and First Amendment Effective Date the following, each in form and substance satisfactory to the Agents and the Lenders and, unless indicated otherwise, dated the Waiver and First Amendment Effective Date:

(i) this Amendment and Waiver, duly executed by the Loan Parties party thereto, each Agent and each Lender;

(ii) A counterpart signature page to the Acknowledgement and Waiver Agreement duly executed by the Parent; and

(iii) A counterpart signature page to the Amendment to the Amended and Restated Letter Agreement duly executed by the Parent.

(e) Liens; Priority. The Agents shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Secured Parties, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Waiver and First Amendment Effective Date.

6. Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Amendment and Waiver notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Waiver and First Amendment Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Amendment and Waiver, including, without limitation, those conditions set forth in Section 5, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an immediate Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Amendment and Waiver to be breached, the Lenders hereby waive such breach for the period from the Waiver and First Amendment Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 6):

(a) On or before September 15, 2023, the Collateral Agent and the Lenders shall have received a landlord waiver or collateral access agreement, as applicable, in form and substance satisfactory to the Collateral Agent and the Lenders, executed by the landlord or bailee, as applicable, with respect to the leased location of the Loan Parties located at 10810 Painter Ave, Santa Fe Springs, CA 90670.

(b) On or before September 15, 2023, with respect to each Cash Management Account (other than Excluded Accounts), the Origination Agent shall have received online viewing access to each such Cash Management Account.

(c) (I) On or before October 31, 2023, the Origination Agent shall have received evidence, in form and substance satisfactory to it, of the payment by the Loan Parties in cash from their balance sheet of that certain Promissory Note, dated February 21, 2023 in favor of ULHL in the amount of $2,500,000 maturing June 30, 2023 and (II) on or before August 15, 2023, the Origination Agent shall have received evidence, in form and substance satisfactory to it, of the repayment in full of all ULHL Seller Notes that have been paid to date (x) with the proceeds of the Term Loans or (y) by the Loan Parties with cash from their balance sheet.

7. Consent. Subject to the satisfaction of the conditions to effectiveness set forth in Section 6, the Lenders hereby consent (i) to an extension of the maturity date of that certain Promissory Note, dated February 21, 2023 in the initial principal amount of $1,000,000, issued by the Parent to ULHL, maturing on June 30, 2023, (ii) to the consummation of [the Singapore Acquisition1] so long as such consummation shall not adversely affect the consummation of the SPAC Transaction and (iii) to the Parent entering into that certain letter agreement with EF Hutton, division of Benchmark Investments, LLC dated as of [●], 20232. This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Financing Agreement or any other Loan Documents.

8. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment and Waiver, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Waiver and First Amendment Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and Waiver, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment and Waiver does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

9. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

[1]	Note to LB: Please update accordingly.
[2]	Note to LB: Please update accordingly.

10. No Representations by Agents or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment and Waiver.

11. Release. Each Loan Party acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing), and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and Waiver and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Waiver and First Amendment Effective Date directly arising out of, connected with or related to this Amendment and Waiver, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

12. Further Assurances.

(a) The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as any Agent may reasonably request, in order to effect the purposes of this Amendment and Waiver.

(b) The Origination Agent shall use commercially reasonable efforts to reduce the scheduled Delayed Draw Term Loan repayments set forth in Section 2.03(a)(ii) of the Financing Agreement in connection with the Delayed Draw Term Loan B on or before October 31, 2023.

(c) The Origination Agent (i) shall increase the Delayed Draw Term Loan B Commitments, on the date hereof, by an aggregate principal amount of $625,000, which shall be reduced on a dollar-for-dollar basis to the amounts held in the cash trust for the SPAC Transaction on the date that the SPAC Transaction is consummated (“DDTL Increase 1”), (ii) shall use commercially reasonable efforts to further increase the Delayed Draw Term Loan B Commitments by an additional principal amount up to $875,000 (“DDTL Increase 2”) and (iii) shall increase the Delayed Draw Term Loan B Commitments, on the date hereof, by an aggregate principal amount of $534,279.80, which shall represent the Upfront Fee (as defined in the Origination Fee Letter) applicable to the Delayed Draw Term Loan B Commitments existing as of the date hereof (“DDTL Increase 3”).

13. Miscellaneous.

(a) This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment and Waiver by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment and Waiver.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

(c) This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment and Waiver constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment and Waiver shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment and Waiver.

(e) Any provision of this Amendment and Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:
Title:

GUARANTORS:

.	UNIQUE LOGISTICS HOLDINGS, INC
UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC
UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

By:
Name:
Title:

Amendment No. 1 to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC

By:
Name:
Title:

Amendment No. 1 to Financing Agreement

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:
Name:
Title:

Amendment No. 1 to Financing Agreement

LENDERS:

CB Participations SPV, LLC

By:
Name:
Title:

CP IV SPV, LLC

By:
Name:
Title:

Anglo-American Enterprise Capital LLC

By:
Name:
Title:

CORDELL PR LLC

By:
Name:
Title:

CORDELL CONSULTANTS, INC. PROFIT SHARING PLAN

By:
Name:
Title:

Amendment No. 1 to Financing Agreement

ANNEX A

Amended Financing Agreement

(To be attached)